AMERICAN MOLD GUARD REPORTS GOING CONCERN QUALIFICATION AND NOTIFICATION FROM NASDAQ

SAN JUAN CAPISTRANO, Calif., March 26, 2008 (PRIME NEWSWIRE) - American Mold Guard, Inc. ("AMGI") (NASDAQCM: AMGI - News), a provider of structural decontamination and protective coating services to multi-family and commercial buildings noted today that its financial statements for the year ended December 31, 2007, included in AMGI's Annual Report on Form 10-KSB ("Form 10-KSB") filed on March 19, 2008, contain a going concern qualification received from its independent accounting firm, Haskell & White LLP. This announcement is being made to comply with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to AMGI's 2007 financial statements or its Form 10-KSB.

In addition to the foregoing, AMGI also announced today that that it has received a Nasdaq Staff Deficiency letter dated March 25, 2008 from the Nasdaq Stock Market indicating that AMGI is no longer in compliance with Marketplace Rule 4310(c)(3), which requires AMGI to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year, or two of the three most recently completed fiscal years, and that as a result of the non-compliance, the staff of the Nasdaq Stock Market (the "Staff") is reviewing AMGI's eligibility for continued listing on the Nasdaq Capital Market. To facilitate the Staff's review, AMGI has been requested to provide the Staff with a specific plan to achieve and sustain compliance with all of the Nasdaq Stock Market's listing requirements. The Staff has requested that such a plan be submitted to the Staff on or before April 9, 2008. If, at the conclusion of the review process, the Staff determines that AMGI's plan does not adequately address AMGI's failure to comply with Marketplace Rule 4310(c)(3), then the Staff may provide written notification that AMGI's securities will be delisted. At that time, AMGI may appeal the Staff's decision.

About AMGI:

American Mold Guard, Inc. (Nasdaq:AMGI), founded in 2002, is a provider of structural decontamination and protective coating treatments and offers a complete range of services including building and diagnostic assessment and inspections, indoor air quality testing, complete mold decontamination and a series of preventive maintenance programs plus water intrusion emergency response. Services are available in new construction and occupied phases of multi-family and commercial buildings. Visit: www.amgicorp.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the Company's financial position, results of operations, market position, product and service development and market strategy. These statements may be identified by the fact that they use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, competitive product and service development, the ability to fully develop the Company's surface infection control services, future broad market acceptance of mold prevention services, difficulties in raising additional capital in the future, difficulties and delays in establishing the Company's brand, the impact of the absence of significant proprietary technology underlying the Company's services, a continued and long-term dependence on a limited number of customers, changes to the inventory levels of the Company's raw materials suppliers, the impact of a continued absence of exclusive or long-term commitments from the Company's customers, changes in the anticipated size or trends of the markets in which the Company competes, judicial decisions and governmental laws and regulations, and changes in general economic conditions in the markets in which the Company may compete. For further details and a discussion of these and other risks and uncertainties, see the Company's periodic reports including current reports on Form 8-K, quarterly reports on Form 10-QSB and the annual report on Form 10-KSB, furnished to and filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.